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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 22, 1999



                               THE DII GROUP, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                        0-21374                      84-1224426
    (State or other jurisdiction      (Commission File Number)           (IRS Employer
         of incorporation)                                            Identification No.)

 6273 MONARCH PARK PLACE NIWOT, COLORADO                                      80503
(Address of principal executive offices)                                   (Zip Code)

       Registrant's telephone number, including area code: (303) 652-2221
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ITEM 5.  OTHER EVENTS.

         On November 22, 1999, Flextronics International Ltd., a Singapore company ("Flextronics"), The DII Group, Inc., a Delaware corporation ("DII"), and Slalom Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Flextronics ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into DII (the "Merger"), with DII surviving the Merger and becoming a wholly-owned subsidiary of Flextronics. At the effective time of the Merger, each outstanding share of DII's common stock, par value $0.01 per share ("DII Common Stock"), will be exchanged for 0.805 of an ordinary share of Flextronics, par value S$0.01 per share ("Flextronics Ordinary Shares"), adjusted to 1.61 Flextronics Ordinary Shares after giving effect to Flextronics' planned one-for-one stock dividend in the form of a bonus issue, the Singapore equivalent of a stock dividend (the "Exchange Ratio"). Options and other rights to purchase DII Common Stock will be assumed by Flextronics and converted into options and other rights to purchase Flextronics Ordinary Shares, and the exercise price and number of Flextronics Ordinary Shares subject to these options and other rights will be adjusted according to the Exchange Ratio.

                  Upon the closing of the Merger, Michael Marks will continue as Flextronics' Chairman and Chief Executive Officer, and Ronald R. Budacz, Chief Executive Officer of DII, or a person selected by Mr. Budacz with the consent of Flextronics, will become Deputy Chairman of Flextronics.

                  The Merger is intended to be accounted for as a pooling of interests, and is subject to various closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval by the shareholders of Flextronics and the stockholders of DII.

                  In connection with the execution of the Merger Agreement, Flextronics and DII entered into a stock option agreement (the "Stock Option Agreement") pursuant to which DII granted to Flextronics an option to purchase up to 19.9% of the outstanding shares of DII Common Stock (the "Option"). The Option becomes exercisable upon the occurrence of certain events specified in the Stock Option Agreement. In addition, Flextronics and DII also each entered into voting agreements with certain officers and directors of DII and Flextronics, respectively. Under the voting agreements, these officers and directors agreed to vote their shares in favor of the Merger and to waive certain rights.

         A joint press release announcing these transactions is attached to this Report as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     Exhibit Number        Description
     --------------        -----------
        99.1               Text of Press release, dated November 22, 1999.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 1999

                                        The DII Group, Inc.


                                        By:      /s/ Thomas J. Smach
                                             -----------------------------------
                                            Name: Thomas J. Smach
                                            Title:  Chief Financial Officer


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                                  EXHIBIT INDEX


     Exhibit Number        Description
     --------------        -----------
        99.1               Text of Press release, dated November 22, 1999.

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